Exhibit 3.65

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – SOUTH JAMAICA STREET, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF SEPTEMBER, A.D. 2007, AT 12:37 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4424689 8100 071025706	AUTHENTICATION:	6007666
	DATE:	09-18-07

State of Delaware Secretary of State Division of Corporations Delivered 01:01 PM 09/18/2007 FILED 12:37 PM 09/18/2007 SRV 071025706 - 4424689 FILE

CERTIFICATE OF FORMATION

OF

WELLS REIT II – SOUTH JAMAICA STREET, LLC

The undersigned, in order to form Wells REIT II – South Jamaica Street, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

Wells REIT II – South Jamaica Street, LLC

2.         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 18, 2007.

/s/ Lucy M. Bowman
Lucy M. Bowman Authorized Person